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                                                                     EXHIBIT 4.6

                                                                       EXECUTION
                                                                            COPY

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of July 28, 2005, by and among ARTISTdirect, Inc., a Delaware corporation, with headquarters located at 10900 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024 (the "COMPANY"), and the undersigned buyers (each, a "BUYER", and collectively, the "BUYERS").

            WHEREAS:

            A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to the Buyers (i) an aggregate of $31,460,500 worth of convertible subordinated notes of the Company (the "NOTES"), which will, among other things, be convertible into the Company's common stock, $0.01 par value per share (the "COMMON STOCK", as converted, the "CONVERSION SHARES") in accordance with the terms of the Notes, and (ii) warrants to purchase up to an aggregate of 3,113,709 shares of Common Stock (the "WARRANTS"), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "WARRANT SHARES").

            B. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the "INTEREST SHARES").

            C. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

            1. Definitions.

            Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  a. "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  b. "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement.

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                  c. "EFFECTIVE DATE" means the date the Registration Statement has been declared effective by the SEC.

                  d. "EFFECTIVENESS DEADLINE" means the date which is 180 days after the Closing Date.

                  e. "FILING DEADLINE" means the earlier of (i) 110 days after the Closing Date and (ii) five (5) Business Days after the later of (A) the date the Company files a Certificate of Amendment with the Delaware Secretary of State effecting the Share Increase (as defined in the Securities Purchase Agreement) in accordance with Section 4(v) of the Securities Purchase Agreement and (B) the date the Company files audited financial statements for MediaDefender, Inc on a Form 8-K/A as required by the 1934 Act (as defined herein).

                  f. "INVESTOR" means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

                  g. "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  h. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

                  i. "REGISTRABLE SECURITIES" means (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) the Interest Shares issued or issuable under the Notes and (iv) any share capital of the Company issued or issuable with respect to the Conversion Shares, the Notes, the Warrant Shares or the Warrants as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of the Warrants.

                  j. "REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

                  k. "REQUIRED HOLDERS" means the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding; provided that Holders of the shares of Common Stock issued upon conversion of Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted; and provided further, that Notes or shares of Common Stock which have been sold or otherwise transferred pursuant to the Registration Statement shall not be included in the calculation of Required Holders.

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                  l. "REQUIRED REGISTRATION AMOUNT" means 130% of the sum of (i)
the maximum number of Interest Shares issued and issuable pursuant to the terms of the Notes calculated as if all such Interest Shares were to be issued as of the trading date immediately preceding the applicable date of determination,
(ii) the number of Conversion Shares issued and issuable pursuant to the Notes as of the trading day immediately preceding the applicable date of determination, and (iii) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination, all subject to adjustment as provided in
Section 2(e), without regard to any limitations on conversions of the Notes or exercises of the Warrants.

                  m. "RULE 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

                  n. "SEC" means the United States Securities and Exchange Commission.

            2. Registration.

                  a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form SB-2 covering the resale of (i) if the Stockholder Consent (as defined in the Securities Purchase Agreement) has not yet been obtained, at least 8,003,712 shares of Common Stock, or (ii) if the Stockholder Consent has been obtained, all of the Registrable Securities. In the event that Form SB-2 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount (or such lesser amount permitted by this Section 2(a)) determined as of date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Selling Shareholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit
B. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

                  b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities pursuant to Section 9, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than

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Registrable Securities, the Securities issued pursuant to the Note and Warrant
Purchase Agreement dated as of the date hereof and entered into by the Company and certain holders of senior indebtedness (the "NOTE AND WARRANT PURCHASE AGREEMENT") and securities issued to Libra Securities LLC in connection with the Note and Warrant Purchase Agreement on any Registration Statement without the prior written consent of the Required Holders.

                  c. Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("LEGAL COUNSEL"), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                  d. Form S-3. The Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                  e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to
Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount (or such lesser amount permitted by Section 2(a)) as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after discovery of the necessity therefor arises. If the Registration Statement does not initially cover all Registrable Securities due to failure to obtain the Stockholder Consent by the Filing Deadline, then the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all Registrable Securities by the date that is five (5) Business Days after receipt of Stockholder Consent. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time (or such lesser amount permitted by Section 2(a)) by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants and such calculation shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes) and that the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

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                  f. Effect of Failure to File and Obtain and Maintain
Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a "FILING FAILURE") or
(B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an "EFFECTIVENESS FAILURE") or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(o) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a "MAINTENANCE FAILURE") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities required to be included on such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor's Registrable Securities included in such Registration Statement on each of the following dates: (i) on the thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) after the initial day of a Filing Failure and every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until such Filing Failure is cured; (ii) on the thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) after the initial day of an Effectiveness Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until such Effectiveness Failure is cured; (iii) on the thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) after the initial day of a Maintenance Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Registration Delay Payments are incurred and (ii) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.

            3. Related Obligations.

            At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                  a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the

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submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the "REGISTRATION PERIOD"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-QSB, Form 10-KSB or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC prior to the opening of the next Business Day after which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

                  c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects in writing. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one (1) copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

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                  d. The Company shall furnish to each Investor whose
Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one (1) copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(o), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related

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information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                  h. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  i. The Company shall use its best efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or trading market (including without limitation, The Nasdaq SmallCap Market) on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this
Section 3(i).

                  j. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investor may request.

                  k. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement

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or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities to the effect of the foregoing.

                  l. The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

                  m. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                  n. Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC, in substantially the form attached hereto as Exhibit A, and shall cause legal counsel for the Company to deliver to the transfer agent (if so requested by the transfer agent) a legal opinion with respect to the Registrable Securities in the form reasonably acceptable to the transfer agent.

                  o. Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "GRACE PERIOD"); provided, that the Company shall promptly
(i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least two (2) Business Days after the last day of any prior Grace Period (each, an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included

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as part of the applicable Registration Statement, prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

            4. Obligations of the Investors.

                  a. Within five (5) Business Days of a written request by the Company (which request shall be made a sufficient period of time prior to the first anticipated filing date of the Registration Statement), each Investor agrees to furnish the Company with a completed questionnaire in the form attached to this Agreement as Annex A (a "SELLING STOCKHOLDER QUESTIONNAIRE"). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company with a completed Selling Stockholder Questionnaire and any other information regarding itself, as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

                  c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, if allowable under applicable federal securities laws, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in
Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

                  d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

            5. Expenses of Registration.

            All reasonable expenses, other than underwriting discounts and commissions for all Investors in the aggregate (if applicable), incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to this Agreement which amount shall not exceed $10,000 in the aggregate.

            6. Indemnification.

            In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "VIOLATIONS"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such reasonable expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d);
(iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to
Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                  d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

            7. Contribution.

            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

            8. Reports Under the 1934 Act.

            With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner (or obtain extensions in respect thereto and file within the applicable period) all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

            9. Assignment of Registration Rights.

            The rights under this Agreement shall be automatically assignable by the Investors to any transferee of at least $10,000 (or such remaining balance owned by such Investor if less than $10,000) worth of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

            10. Amendment of Registration Rights.

            Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

            11. Miscellaneous.

                  a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

                  b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            ARTISTdirect, Inc.
            10900 Wilshire Boulevard,
            Suite 1400
            Los Angeles, California 90024
            Telephone: (310) 443-5360
            Facsimile: (310) 443-5361
            Attention: Robert N. Weingarten

      With a copy to:

            Sheppard, Mullin, Richter & Hampton LLP
            333 South Hope Street, 48th Floor
            Los Angeles, California 90071
            Telephone: (213) 620-1780
            Facsimile: (213) 620-1398
            Attention: David H. Sands, Esq.

      With a copy (for informational purposes) to:

            Richardson & Patel LLP
            10900 Wilshire Boulevard, Suite 500
            Los Angeles, California 90024
            Telephone: (310) 208-1182
            Facsimile: (310) 208-1154
            Attention: Erick E. Richardson, Esq.

      If to Legal Counsel:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York  10022
            Telephone: (212) 756-2000
            Facsimile: (212) 593-5955
            Attention: Eleazer N. Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New

York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  e. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

                  k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                  l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                  m. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis-a-vis any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

                                   * * * * * *

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     COMPANY:

                                     ARTISTDIRECT, INC.

                                     By: /s/ Robert N. Weingarten
                                         ---------------------------
                                         Name: Robert N. Weingarten
                                         Title: Chief Financial Officer

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     DKR SOUNDSHORE OASIS HOLDING FUND LTD.

                                     By: /s/ Brad Caswell
                                         ---------------------------
                                         Name: Brad Caswell
                                         Title: Director

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     CCM MASTER QUALIFIED FUND LTD.

                                     By: /s/ Clint D. Coghill
                                         --------------------------------
                                         Name: Clint D. Coghill
                                         Title: Director

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     JLF PARTNERS I, LP

                                     By: /s/ Eric Lieberman
                                         -----------------------------
                                         Name: Eric Lieberman
                                         Title: CFO

                                     JLF PARTNERS II, LP

                                     By: /s/ Eric Lieberman
                                         -----------------------------
                                         Name: Eric Lieberman
                                         Title: CFO

                                     JLF OFFSHORE FUND, LTD.

                                     By: /s/ Eric Lieberman
                                         -----------------------------
                                         Name: Eric Lieberman
                                         Title: CFO

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     RANDY SAAF

                                     By: /s/ Randy Saaf
                                         ---------------------------
                                         Name: Randy Saaf
                                         Title:

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     OCTAVIO HERRERA

                                     By: /s/ Octavio Herrera
                                         ------------------------------
                                         Name: Octavio Herrera
                                         Title:

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     MICHAEL RAPP

                                     By: /s/ Michael Rapp
                                         ----------------------------
                                         Name: Michael Rapp
                                         Title:

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     PHILIP WAGENHEIM

                                     By: /s/ Philip Wagenheim
                                         -----------------------------
                                         Name: Philip Wagenheim
                                         Title:

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     KARL BRENZA

                                     By: /s/ Karl Brenza
                                         ---------------------------
                                         Name: Karl Brenza
                                         Title:

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     JEFFREY MESHEL

                                     By: /s/ Jeffrey Meshel
                                         -----------------------------
                                         Name: Jeffrey Meshel
                                         Title:

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     BUYERS:

                                     BROADBAND CAPITAL MANAGEMENT LLC

                                     By: /s/ Michael Rapp
                                         -----------------------------
                                         Name: Michael Rapp
                                         Title: Chairman

            IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

                                     LONGVIEW FUND, L.P.

                                     By: /s/ Peter T. Benz
                                         -----------------------------
                                         Name: Peter T. Benz
                                         Title: Chairman

                                     LONGVIEW EQUITY FUND, L.P.

                                     By: /s/ Wayne H. Coleson
                                         -----------------------------
                                         Name: Wayne H. Coleson
                                         Title: CEO

                                     LONGVIEW INTERNATIONAL EQUITY FUND, L.P.

                                     By: /s/ Wayne H. Coleson
                                         -----------------------------
                                         Name: Wayne H. Coleson
                                         Title: CEO

                              SCHEDULE OF BUYERS -

                                           BUYER'S ADDRESS                 BUYER'S REPRESENTATIVE'S ADDRESS
               BUYER                    AND FACSIMILE NUMBER                     AND FACSIMILE NUMBER
---------------------------------   -----------------------------------   ----------------------------------
DKR SoundShore Oasis Holding Fund   1281 East Main Street, 3rd Floor      Schulte Roth & Zabel LLP
Ltd.                                Stamford, CT 06902-3565               919 Third Avenue
                                    Attention:  Barbara Burger            New York, NY  10022
                                    Facsimile:  (203) 674-4735            Attention:  Eleazer Klein, Esq.
                                    Telephone:  (203) 324-8367            Facsimile: (212) 593-5955
                                    Residence:  Bermuda                   Telephone:  (212) 756-2376

CCM Master Qualified Fund Ltd.      c/o Coghill Capital Management, LLC   Seward & Kissel LLP
                                    One North Wacker Drive, Suite 4350    One Battery Park Plaza
                                    Chicago, IL 60606                     New York, NY  10004
                                    Attention:  Jim Schuler               Attention:  Spiros Maliagros, Esq.
                                    Facsimile:  (312) 324-2001            Facsimile:  (212) 574-1305
                                                                          Telephone: (212) 480-8421

                                    cc:

                                    Achilles Partners, LLC
                                    1133 5th Avenue
                                    New York, NY 10128
                                    Attention:  Jonathan Bulkeley
                                    Facsimile:  (212) 348-2457

JLF Partners I, LP                  c/o JLF Asset Management, LLC         Seward & Kissel LLP
JLF Partners II, LP                 2775 Via de la Valle                  One Battery Park Plaza
JLF Offshore Fund, Ltd.             Suite 204                             New York, NY  10004
                                    Del Mar, CA  92014                    Attention:  David Tang, Esq.
                                    Attention: Jeffrey Feinberg           Facsimile:  (212) 697-3574
                                    Telephone:  (858) 259-3440            Telephone: (212) 697-9500
                                    Facsimile:  (858) 259-3449

Randy Saaf                          13428 Maxella Ave.                    O'Melveny & Myers LLP
                                    #742 Marina del Rey, CA 90292         400 South Hope Street
                                    Facsimile:  (310) 306-9869            Los Angeles, CA 90071
                                    Telephone:  (310) 306-9110            Attention:  Mark Easton, Esq.
                                                                          Facsimile: (213) 430-6407
                                                                          Telephone: (213) 430-6549

Octavio Herrera                     13428 Maxella Ave.                    O'Melveny & Myers LLP
                                    #742 Marina del Rey, CA 90292         400 South Hope Street
                                    Facsimile:  (310) 306-9869            Los Angeles, California 90071
                                    Telephone:  (310) 306-9110            Attention:  Mark Easton
                                                                          Facsimile: (213) 430-6407
                                                                          Telephone: (213) 430-6549

Michael Rapp*                       33 Union Square West
                                    Apt. 6F
                                    New York, NY 10003

                                       BUYER'S ADDRESS                      BUYER'S REPRESENTATIVE'S ADDRESS
   BUYER                             AND FACSIMILE NUMBER                         AND FACSIMILE NUMBER
   -----                            ---------------------                   --------------------------------
Philip Wagenheim*                   245 East 87th Street
                                    Apt. 6F
                                    New York, NY 10128

Karl Brenza*                        26 Cherry Street
                                    Katonah, NY 10536

Jeffrey Meshel*                     245 East 63rd Street
                                    Apt. 215
                                    New York, NY 10022

Broadband Capital                   805 Third Avenue
Management LLC                      15th Floor
                                    New York, NY 10022

Longview Fund, L.P.                 Viking Asset Management, LLC             Grushko & Mittman, P.C.
Longview Equity Fund, L.P.          Longview Family of Funds                 551 Fifth Avenue  - Suite 1601
Longview Int'l Equity Fund, L.P.    600 Montgomery Street, 44th Fl.          New York NY 10176
                                    Transamerica Pyramid                     Attention:  Edward M. Grushko, Esq.
                                    San Francisco, CA  94111                 Facsimile: (212) 697-3574
                                    Attention:  Merrick Okamoto, President   Telephone: (212) 697-9500
                                    Telephone:  (949) 489-1965
                                    Facsimile:  (949) 489-1966


* Affiliated with Broadband Capital Management LLC

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company
59 Maiden Lane - Plaza Level
New York, NY  10038
Attention:  Karen A. Lazar

            Re:   ARTISTdirect, Inc.

Ladies and Gentlemen:

            Reference is made to that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") entered into by and among ARTISTdirect, Inc., a Delaware corporation (the "COMPANY"), and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders notes (the "NOTES") convertible into the Company's common stock, $0.01 par value per share (the "COMMON STOCK") and warrants exercisable for shares of Common Stock (the "WARRANTS") which will be convertible into shares of Common Stock. Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes, as interest on the Notes and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form SB-2 (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling shareholder thereunder.

            In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

            Based on the foregoing, this letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-removal from the of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated July 28, 2005. Further, we shall promptly notify you of any suspension of the effectiveness of the Registration Statement.

                                                  Very truly yours,

                                                  ARTISTdirect, Inc.

                                                  By:_____________________
CC:    [LIST NAMES OF HOLDERS]

                                                                       EXHIBIT B

                              SELLING STOCKHOLDERS

      The shares of Common Stock being offered by the selling stockholders are issuable upon conversion of the convertible notes, as interest on the convertible notes and upon exercise of the warrants. For additional information regarding the issuance of those convertible notes and warrants, see "Private Placement of Shares of Common Stock, Convertible Notes and Warrants" above. We are registering the shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes and the Warrants, the selling shareholders have not had any material relationship with us within the past three years.

      The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the convertible notes and warrants, as of ________, 200_, assuming conversion of all convertible notes and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.

      The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

      In accordance with the terms of registration rights agreements with the selling stockholders, this prospectus generally covers the resale of at least 130% of the sum of (i) the number of shares of Common Stock issuable as interest on the convertible notes, (ii) the number of shares of Common Stock issuable upon conversion of the convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC and (iii) the number of shares of Common Stock issuable upon exercise of the related warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the convertible notes, the interest payable on the convertible notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

      Under the terms of the convertible notes and the warrants, a selling shareholder may not convert the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% (9.99% in the case of CCM Master Qualified Fund Ltd., JLF Partners I, LP, JLF Partners II, LP and JLF Offshore Fund, Ltd.) of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation.

The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                                    MAXIMUM NUMBER OF SHARES
                                          NUMBER OF SHARES OWNED     TO BE SOLD PURSUANT TO       NUMBER OF SHARES
       NAME OF SELLING STOCKHOLDER           PRIOR TO OFFERING           THIS PROSPECTUS        OWNED AFTER OFFERING
----------------------------------------  ----------------------    ------------------------    --------------------
DKR SoundShore Oasis Holding Fund Ltd.
(1)                                                                                                      0

CCM Master Qualified Fund Ltd.

Randy Saaf

Octavio Herrera

Michael Rapp

Philip Wagenheim

Karl Brenza

Jeffrey Meshel

Broadband Capital Management LLC

JLF Partners I, LP

JLF Partners II, LP

JLF Offshore Fund, Ltd.

Longview Fund, L.P.

Longview Equity Fund, L.P.

Longview International Equity Fund, L.P.

      (1) DKR SoundShore Oasis Holding Fund Ltd. (the "Oasis Fund") is a master fund in a master-feeder structure. The Oasis Fund's investment manager is DKR Oasis Management Company LP (the "Oasis Investment Manager"). Pursuant to an investment management agreement among the Oasis Fund, the feeder funds and the Oasis Investment Manager, the Oasis Investment Manager has the authority to do any and all acts on behalf of the Oasis Fund, including voting any shares held by the Oasis Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Oasis Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Oasis Fund. Mr. Fischer disclaims beneficial ownership of the shares.

                              PLAN OF DISTRIBUTION

      We are registering the shares of Common Stock issuable upon conversion of the convertible notes, upon exercise of the warrants and as interest on the convertible notes to permit the resale of these shares of Common Stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock as described in the Registration Rights Agreement dated July 28, 2005.

      The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

      - on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

      -     in the over-the-counter market;

      - in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

      - through the writing of options, whether such options are listed on an options exchange or otherwise;

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      - an exchange distribution in accordance with the rules of the applicable exchange;

      -     privately negotiated transactions;

      -     short sales;

      -     sales pursuant to Rule 144;

      - broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

      -     a combination of any such methods of sale; and

      -     any other method permitted pursuant to applicable law.

      If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers who in turn may sell such shares.

      The selling shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the "Securities Act"), amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

      Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

      The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

      We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

      Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our Affiliates, as that term is defined in the Securities Act.

                                                                         ANNEX A

                               ARTISTDIRECT, INC.

                 SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

      The undersigned beneficial owner of common stock, par value $0.01 per share (the "Common Stock"), of ARTISTdirect, Inc., a Delaware corporation (the "Company") and/or subordinated notes ("Notes") convertible into shares of Common Stock ("Conversion Shares") and warrants ("Warrants") exercisable into shares of Common Stock ("Warrant Shares"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Warrant Shares, Conversion Shares and Interest Shares (as defined in the Notes), if any (collectively, "Registrable Securities"), in accordance with the terms of the Registration Rights Agreement, dated as of July 28, 2005 (the "Registration Rights Agreement"), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

      Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

                                     NOTICE

      The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

      The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

1.    NAME.

      (a)   Full Legal Name of Selling Securityholder

            ____________________________________________________________________

      (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

            ____________________________________________________________________

      (c) Full Legal Name of Natural Control Person (which means a natural person who directly you indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.    ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

Telephone:  ________________________________________________________

Fax:  _____________________________________________________________

Contact Person:  ____________________________________________________

3.    BENEFICIAL OWNERSHIP OF REGISTRABLE SECURITIES:

      (a) Type and Number of Registrable Securities beneficially owned:

          _____________________________________________________________________

          _____________________________________________________________________

          _____________________________________________________________________

4.    BROKER-DEALER STATUS:

      (a)   Are you a broker-dealer?

            Yes [ ] No [ ]

      Note: If yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

      (b)   Are you an affiliate of a broker-dealer?

            Yes [ ] No [ ]

      (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

            Yes [ ] No [ ]

      Note: If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

      Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

      (a) Type and Amount of Other Securities beneficially owned by the Selling
          Securityholder:

          _____________________________________________________________________

          _____________________________________________________________________

6.    RELATIONSHIPS WITH THE COMPANY:

            Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

            State any exceptions here:

         The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

      IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:
________________________________   Beneficial Owner:  _______________________

                                   By: ______________________________________
                                       Name:
                                       Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

ARTISTDIRECT, INC.
10900 WILSHIRE BOULEVARD, SUITE 1400
LOS ANGELES, CALIFORNIA 90024
FACSIMILE:  (310) 550-4069
ATTENTION:  ROBERT WEINGARTEN